UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Synthesis Energy Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-2110031

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6330 West Loop South, Suite 300, Houston, Texas	77401

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class to be so registered	each class is to be registered
Common stock, par value per $.01 share	Nasdaq Capital Market
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number which this form relates: 333-140367
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURES
INDEX TO EXHIBITS

Item 1. Description of Registrant’s Securities to be Registered.
     The information required by this Item 1 is set forth under the caption “Description of Common Stock” in the Registrant’s registration statement on Form SB-2 as filed with the Securities and Exchange Commission (the “SEC”) on January 31, 2007, Registration No. 333-140367 (the “Registration Statement”), as amended pursuant to Amendment No. 1 and Amendment No. 2 to the Registration Statement as filed with the SEC on March 30, 2007, Amendment No. 3 to the Registration Statement as filed with the SEC on May 1, 2007, Amendment No. 4 to the Registration Statement as filed with the SEC on May 23, 2007 and Amendment No. 5 to the Registration Statement as filed with the SEC on June 6, 2007, and as may hereafter be amended, covering the resale of shares of the class of securities to be registered hereby, which description is incorporated herein by reference. In addition, any description under the caption “Description of Common Stock” in a form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, as amended, shall be deemed to be incorporated herein by reference.
Item 2. Exhibits.
3.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement (Registration No. 333-140367) on Form SB-2 filed on January 31, 2007).

3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Company’s Registration Statement (Registration No. 333-140367) on Form SB-2 filed on March 31, 2007)

4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement (Registration No. 333-140367) on Form SB-2 filed on January 31, 2007).

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTHESIS ENERGY SYSTEMS, INC.
By:	/s/ Timothy E. Vail
Timothy E. Vail
President & Chief Executive Officer

Dated: June 6, 2007

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INDEX TO EXHIBITS

Exhibit	Description of Exhibit

3.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement (Registration No. 333-140367) on Form SB-2 filed on January 31, 2007).

3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Company’s Registration Statement (Registration No. 333-140367) on Form SB-2 filed on March 31, 2007)

4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement (Registration No. 333-140367) on Form SB-2 filed on January 31, 2007).

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